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                                                                   EXHIBIT 10.18

                                LOCK-UP AGREEMENT

         This Lock-Up Agreement ("Agreement") is effective as of _____________, 1997 by, between and among Simulations Plus, Inc., a California corporation (the "Company"), ___________________, a shareholder of the Company (the "Shareholder") and Waldron & Co., Inc., a California corporation (the "Underwriter").

                                 R E C I T A L S

         WHEREAS, the Shareholder acquired warrants (the"Warrants") which are exercisable for shares of common stock, par value (0.01 per share (the "Common Stock"), of the Company at an exercise price of $2.50 per share;

         WHEREAS, the Underwriter has informed the Company and the Shareholder that it would be in the best interests of the Shareholder, the Company and the Underwriter if the Shareholder agreed to execute this Agreement;

                                A G R E E M E N T

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Shareholder the Underwriter and the Company, the parties hereto hereby agree as follows:

         1. Lock-up. The Company is currently in the process of preparing a registration statement on Form SB-2, as the same may be amended from time to time (collectively, the "Registration Statement") which will register shares of the Company's Common Stock to be sold by the Underwriter on a "firm commitment" basis all as more fully set forth in the Registration Statement. In order to induce the Underwriter to undertake the firm commitment public offering of the Company's shares of Common Stock, the Shareholder agrees that he, she or it, as the case may be, will not, offer, sell, pledge, hypothecate, contract to sell, grant any option for the sale of, or otherwise dispose of or transfer, directly or indirectly, any Warrants or any shares of the Company's Common Stock issuable upon exercise of the Warrants or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of the Company's Common Stock beginning on the date hereof and ending three hundred sixty five (365) days after the effective date of the Registration Statement.

         2. Successors. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnities of each of the parties to this Agreement.

         3.  Attorneys Fees.  In the event of a dispute between the



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parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorney's fees and other costs and expenses by the other parties to the dispute.

         4. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to its choice of law rules.

         5. Arbitration. Any dispute or claim arising out of or in any way related to this Agreement shall be settled by arbitration in Irvine, California. Such arbitration shall be conducted in accordance with the rules and regulations oft he American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 3 above). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

         6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                          SIMULATIONS PLUS, Inc.

                          By:_________________________________________
                          Its:________________________________________

                          SHAREHOLDER


                          ____________________________________________

                          WALDRON & CO., INC.

                          By:_________________________________________
                          Its:________________________________________